SECURITY AGREEMENT

SECURITY AGREEMENT, dated as of April 4, 2011, made by Swanky Apps, LLC, a New York limited liability company (the “Company”), in favor of Noble Medical Technologies, Inc. (the “Lender”) pursuant to the Loan Agreement referred to below.

RECITALS

WHEREAS, Pursuant to that certain Loan Agreement dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), among the Company and the Lender, the Lender has agreed to make a Loan to the Company upon the terms and subject to the conditions set forth therein, such Loans to be evidenced by the Note issued by the Company thereunder.  It is a condition precedent to the obligation of the Lender to make the Loan to the Company under the Loan Agreement that the Company shall have executed this Security Agreement for the benefit of the Lender.

NOW, THEREFORE, in consideration of the premises and to induce the Lender to enter into the Loan Agreement and to induce the Lender to make their respective loans to the Company under the Loan Agreement, the Company hereby agrees with the Lender, as follows:

1.           Defined Terms.  Unless otherwise defined herein, capitalized terms which are defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement; the following terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as so defined:  Accounts, Farm Products, General Intangibles, Inventory and Proceeds; and the following terms shall have the following meanings:

“Code”: the Uniform Commercial Code as from time to time in effect in the State of New York.

“Collateral”: as defined in Section 2 of this Security Agreement.

“Event of Default”:  As defined in the Loan Agreement.

“Secured Obligations”:  the collective reference to all obligations and liabilities of the Company to the Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of or in connection with the Loan Agreement, the Notes or any document made, delivered or given in connection therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the Lender that are required to be paid by the Company pursuant to the terms of such documents) or otherwise.

“Security Agreement”: this Security Agreement, as amended, supplemented or otherwise modified from time to time.

The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Security Agreement shall refer to this Security Agreement as a whole and not to any particular provision of this Security Agreement, Section or Schedule. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

2.           Grant of Security Interest.  As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations, the Company hereby grants to the Lender a security interest in all assets, business and properties of any kind or nature whatsoever where  ever situated and in the products and proceeds thereof, including, without limitation, all of the following property now owned or at any time hereafter acquired by the Company or in which the Company now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”):

(i)           all Accounts;

(ii)          all General Intangibles;

(iii)         all Inventory;

(iv)         all furniture, fixtures and leasehold improvements;

(v)          all books and records pertaining to the Collateral;

(vi)         all Proceeds pertaining to the Collateral; and

(vii)        to the extent not otherwise included, all products of any and all of the foregoing.

3.           Rights of Lender; Limitations on Lender’s Obligations.

(a)           Company Remains Liable under Accounts. Anything herein to the contrary notwithstanding, the Company shall remain liable under each of the Accounts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account.  The Lender shall not have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Security Agreement or the receipt by such Lender of any payment relating to such Account pursuant hereto, nor shall Lender be obligated in any manner to perform any of the obligations of the Company under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(b)           Notice to Account Debtors.  Upon the request of the Lender at any time after the occurrence and during the continuance of an Event of Default, the Company shall notify account debtors on the Accounts that the Accounts have been assigned to the Lender and that payments in respect thereof shall be made directly to the Lender.

(c)           Analysis of Accounts. The Lender shall have the right to make test verifications of the Accounts in any manner and through any medium that they reasonably consider advisable, and the Company shall furnish all such assistance and information as the Lender may require in connection therewith.  At any time and from time to time, upon the Lender’ request and at the expense of the Company, the Company shall cause independent public accountants or others satisfactory to the Lender to furnish to the Lender reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts.  The Lender may in their own name or in the name of others communicate with account debtors on the Accounts to verify with them to its satisfaction the existence, amount and terms of any Accounts.

4.           Representations and Warranties.  The Company hereby represents and warrants that:

(a)           Title; No Other Liens.  Except for the Liens granted to the Lender pursuant to this Security Agreement, the Company owns each item of the Collateral free and clear of any and all Liens or claims of others and no security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as may have been filed in favor of the Lender, pursuant to this Security Agreement.

(b)           First Priority Liens. The Liens granted pursuant to this Security Agreement constitute Liens in favor of the Lender, for the benefit of the Lender, in the Collateral as collateral security for the Secured Obligations, which Liens are prior to all other Liens on the Collateral created by the Company and in existence on the date hereof and which are enforceable as such against all creditors of and Lender from the Company and nothing hereunder is intended to alter or amend any existing agreement between the Company and any landlord.

(c)           Accounts.  The amount represented by the Company to the Lender from time to time as owing by each account debtor or by all account debtors in respect of the Accounts will at such time be the correct amount actually owing by such account debtor or debtors thereunder.  No amount payable to the Company under or in connection with any Account is evidenced by any Instrument which has not been delivered to the Lender.

(d)           Jurisdiction of Organization.  The Company is a limited liability company, organized under the laws of the State of New York.

(e)           Name.  The exact legal name of the Company is Swanky Apps, LLC.

(f)           Farm Products.  None of the Collateral constitutes, or is the proceeds of, Farm Products.

5.           Covenants.  The Company covenants and agrees with the Lender that, from and after the date of this Security Agreement until the Secured Obligations are paid in full:

(a)           Maintenance of Security Interests and Further Documentation.  The Company shall maintain the security interest created by this Security Agreement as a security interest having at least the priority described in Section 4(b) hereof and shall defend such security interest against the claims and demands of all Persons whomsoever.  At any time and from time to time, upon the written request of the Lender, and at the sole expense of the Company, the Company will promptly and duly execute and deliver such further instruments and documents and take such further action as the Lender may reasonably request for the purpose of obtaining or preserving the full benefits of this Security Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Lien created hereby.  The Company also hereby authorizes the Lender to file any such financing or continuation statement without the signature of the Company to the extent permitted by applicable law.  A carbon, photographic or other reproduction of this Security Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

(b)           Maintenance of Records.  The Company will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Accounts.   Upon the occurrence and during the continuance of an Event of Default, the Company shall turn over any books and records pertaining to the Collateral to the Lender or to its representatives during normal business hours at the request of the Lender.

(c)           Compliance with Laws, etc.  The Company will comply in all material respects with all Requirements of Law applicable to the Collateral or any part thereof or to the operation of the Company’s business; provided, however, that the Company may contest any Requirement of Law in any reasonable manner which shall not, in the sole opinion of the Lender, adversely affect the Lender’s rights or the priority of its Liens on the Collateral.

(d)           Limitation on Liens on Collateral.  The Company will not create, incur or permit to exist, will defend the Collateral against, and will take such other action as is necessary to remove, any Lien or claim on or to the Collateral, other than the liens created hereby and will defend the right, title and interest of the Lender in and to any of the Collateral against the claims and demands of all Persons whomsoever.

(e)           Limitations on Dispositions of Collateral.  The Company may sell, transfer, lease or otherwise dispose of the Collateral (herein a “Disposition”) unless such Disposition would effect a sale, lease, transfer or otherwise dispose of all or substantially all of the Collateral.

(f)           Maintenance of Insurance.  The Company will maintain, with financially sound and reputable companies, insurance policies insuring the Inventory against loss by fire, explosion, theft and such other casualties as may be reasonably satisfactory to the Lender in amounts comparable to amounts of insurance coverage obtained by similar businesses of similar size acting prudently.

(g)           Notices.  The Company will advise the Lender promptly, in reasonable detail, at its address set forth in the Loan Agreement of the occurrence of any event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the Liens created hereunder.

(h)            No Duty on the Lender’s Part.  The powers conferred on the Lender hereunder are solely to protect the Lender’s interests in the Collateral and shall not impose any duty upon Lender to exercise any such powers.  The Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to the Company for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.

6.           Remedies.  If an Event of Default shall occur and be continuing, the Lender may exercise, in addition to all other rights and remedies granted to it in this Security Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the Code.  Without limiting the generality of the foregoing, the Lender, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Company or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk.  Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Company, which right or equity is hereby waived or released.  The Company further agrees, at the Lender’s request, to assemble the Collateral and make it available to the Lender at places which the Lender shall reasonably select, whether at the Company’s premises or elsewhere.  The Lender shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Lender arising out of the exercise by the Lender hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Secured Obligations, in such order as the Lender may elect, and only after such application and after the payment by the Lender of any other amount required by any provision of law, including, without limitation, Section 9-615 of the Code, need the Lender account for the surplus, if any, to the Company.  To the extent permitted by applicable law, the Company waives all claims, damages and demands it may acquire against Lender arising out of the exercise by Lender of any of its rights hereunder.  If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.  The Company shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Secured Obligations.

7.           Powers Coupled with an Interest.  All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

8.           Notices.  Notices, requests and demands to or upon the Lender or the Company hereunder shall be effected in the manner set forth in the Loan Agreement.

9.           Severability.  Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.           Paragraph Headings.  The paragraph headings used in this Security Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

11.           No Waiver; Cumulative Remedies. No Lender shall by any act (except by a written instrument pursuant to Section 12 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof.  No failure to exercise, nor any delay in exercising, on the part of Lender, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Lender would otherwise have on any future occasion.  The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

12.           Waivers and Amendments; Successors and Assigns; Governing Law.  None of the terms or provisions of this Security Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Company and the Lender.  This Security Agreement shall be binding upon the successors and assigns of the Company and shall inure to the benefit of the Lender and its successors and assigns.  This Security Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

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IN WITNESS WHEREOF, the Company has caused this Security Agreement to be duly executed and delivered as of the date first above written.

SWANKY APPS, LLC By: /s/ Daren Hornig Name: Daren Hornig Title: Manager/CEO